Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2008, relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in Pediatrix Medical Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Tampa, Florida

January 2, 2009